IPO FACT SHEET

General Type of Business of Company:

Independent Film Development Corporation (IFDC) is a business development company primarily focused on investing in and acquiring the securities of portfolio companies in the entertainment sector, including film production and distribution.

IFDC's most important role and profit center consists of two main revenue components:

1. Premiums from interest payment guarantees;

2. Dividend revenues from securities owned in portfolio companies.

IFDC currently owns:

1. Securities in Imperia Entertainment Inc, (Pink Sheets IMPN,) film production company; and

2. Membership interests in Signature Entertainment, LLC, private, film Distribution Company.

Management:

CEO - Jeff Ritchie. Jeff Ritchie, an award winning producer with over 15 years’ experience, is the current Chief Executive Officer and director of the company.

Vice President Capital Markets - George Ivakhnik. George Ivakhnik, investment banking, finance and acquisitions expert, is the current Vice President and Treasurer of the Company.

Secretary - Kenneth G. Eade. Mr. Eade, a securities attorney with film production experience, is the current Secretary and director.

Independent Directors - Patrick Peach. Patrick Peach, a film producer, has been an independent director since April 21, 2008.

Sanford M. Passman. Sanford M. Passman, an entertainment and securities law attorney, has been an independent director of the company since April 21, 2008.

Jonathan Brandstein. Jonathan Brandstein, manager of a major Hollywood talent management company, has been an independent director of the company since April 21, 2008.

Offering:

Independent Film Development Corporation, a business development company, is offering, as its initial public offering, pursuant to SEC Regulation E, 625,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock for the purchase price of $4.00 per share.

This fact sheet does not constitute an offer to purchase or sell securities.  That can only be done by offering circular.

IPO FACT SHEET

An Offering Circular may be obtained from the company at 190 N Canon Drive, Suite 420, Beverly Hills, CA  90210; by email at capitalmarkets@imperiaentertainment.com, or by telephone 310 275 0089.

Helpful links:

Latest quarterly financials for 3/31/08: http://sec.gov/Archives/edgar/data/1425883/000108671508000036/form10q.htm

Form 1E:  http://sec.gov/Archives/edgar/data/1425883/000108671508000026/form1e1.htm

Form 10 Registration: http://sec.gov/Archives/edgar/data/1425883/000108671508000023/0001086715-08-000023-

index.htm

Company URL: www.independentfilmdevelopment.com

This fact sheet is given in conjunction with an offering circular and does not constitute an offer to purchase or sell securities.  That can only be done by offering circular.

THE SECURITIES DESCRIBED IN THE OFFERING CIRCULAR ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION.  THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.